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                                                                      EXHIBIT 20

                                                                 NEWS RELEASE
                                                                 NEWS RELEASE
                                                                 NEWS RELEASE


FORTUNE
   BRANDS [LOGO]
==============================================================
Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL  60069


Contact:
Media Relations:            Investor Relations:
Clarkson Hine               Anthony J. Diaz
(847) 484-4415              (847) 484-4410

                      FORTUNE BRANDS' JIM BEAM BRANDS UNIT
                      & MAKER OF ABSOLUT VODKA JOIN FORCES

o     Create Powerhouse U.S. Distribution Company
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      Uniting #1 Imported Vodka & World's #1 Bourbon
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o     Joint Venture to Increase Partners' Scale & Market Clout in Consolidating
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      Industry, Reduce Distribution Costs & Add to Earnings
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o     Vin & Sprit Makes Equity Investment in Fortune's Jim Beam Brands
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o     Partnership Extends Internationally as Vin & Sprit Joins Maxxium
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Lincolnshire, IL, March 20, 2001 - The Jim Beam Brands Worldwide unit of Fortune
Brands, Inc. (NYSE: FO) and Vin & Sprit of Sweden, the maker of ABSOLUT vodka, today announced a definitive agreement creating a joint venture for the distribution of the companies' spirits and wine brands in the United States. In moves that further link the partners' interests, Vin & Sprit will make an equity investment in Jim Beam Brands Worldwide and also will join the Maxxium international distribution joint venture.

The new U.S. distribution company, named Future Brands LLC, will sell a powerhouse portfolio featuring the world's #1 bourbon (Jim Beam), the #1 imported vodka in America (ABSOLUT) and the #1 brand of cordials in the U.S. (DeKuyper). By joining forces, Jim Beam Brands and Vin & Sprit will reap the competitive and cost benefits of greater scale in a consolidating industry while retaining the ownership and marketing responsibilities for their respective brands.

                       Second Highest Case Volume in U.S.
                       ----------------------------------

With combined U.S. sales volume of approximately 20 million cases in 2000, the joint distribution portfolio will drive the second highest case volume in America. Jim Beam Brands generated worldwide sales of more than $1.2 billion in 2000, with more than half of its 28 million case volume in the United States. Volume for the flagship Jim Beam bourbon brand exceeded 5 million cases worldwide and 3 million cases in the U.S. Global sales for ABSOLUT - the third largest premium spirits brand in the world - exceeded 7 million cases, including
4.5 million cases in the U.S. ABSOLUT accounts for more than half of imported vodka sales in America, its primary market, and is one of the fastest growing premium spirits brands.


                                     (more)
                              www.fortunebrands.com
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Fortune Brands' Jim Beam Brands Unit
& Maker of Absolut Vodka Join Forces, Page 2


In addition to ABSOLUT, Jim Beam and DeKuyper, the combined portfolio includes Knob Creek small batch bourbon and the entire family of Jim Beam Brands' rapidly growing super-premium spirits, the company's award-winning Geyser Peak and Canyon Road wines, and the expanding collection of Vin & Sprit brands, including Plymouth gin and Aalborg Akvavit. The partnership also positions the joint venture for further growth through the future distribution of additional brands.

                            Partnership on 3 Levels:
                            ------------------------
              US Distribution, Equity Investment & Global Alliance
              -----------------------------------------------------

The foundation of Future Brands LLC, a jointly-owned subsidiary of the two partners, will be the existing distribution operations of Jim Beam Brands. Jim Beam Brands will contribute its non-cash U.S. distribution assets, including its powerful sales force, to establish majority ownership of the joint venture. Vin & Sprit will pay $270 million for access to the Beam U.S. distribution network and to acquire a 49% stake in the distribution operations. To further strengthen the partnership, Vin & Sprit will purchase a 10% equity interest in Jim Beam Brands Worldwide for $375 million. Vin & Sprit will hold an option to increase its equity stake by up to an additional 9.9% over the next few years.

In a third development, the companies also announced the linkage of their distribution outside the U.S. through Maxxium, the joint venture established in 1999 by Jim Beam Brands, Remy Cointreau and Highland Distillers. Vin & Sprit will invest 107 million Euros to become an equal partner in Maxxium. With the addition of Vin & Sprit's brands, Maxxium's annual case volume is expected to grow from 16 million to 18 million cases.

                 Impact of Win-Win Agreement for Fortune Brands
                 ----------------------------------------------

"This breakthrough agreement is an absolutely positive development for our spirits and wine business, for the shareholders of Fortune Brands and for our partner Vin & Sprit," said Fortune Brands Chairman & Chief Executive Officer Norm Wesley. "In a consolidating industry, this creative partnership is win-win, instantly increasing both companies' clout while substantially reducing costs. We both achieve the benefit of greater scale with an efficient and nimble distribution operation that will allow us to maximize focus on developing our respective brands."

"ABSOLUT and Jim Beam are a perfect match, bringing together the strength of our distribution network, the broad consumer appeal of our brands and the unrivaled power and prestige of the ABSOLUT brand," said Jim Beam Brands President & Chief Executive Officer Richard B. Reese. "Vin & Sprit's equity investment in Jim Beam Brands will even further align our common interests, enabling both partners to benefit from our vast collective expertise in brand building, marketing and sales execution."


                                     (more)
                              www.fortunebrands.com

Fortune Brands' Jim Beam Brands Unit
& Maker of Absolut Vodka Join Forces, Page 3


"This is a dramatic strategic development that demonstrates our commitment to our highest-return businesses and delivers on our commitment to create additional value for our shareholders," Wesley added. "We expect that the economics of this strategic partnership will be solidly accretive to Fortune Brands' earnings in 2001, with more substantial earnings impact in the years ahead."

"These agreements establish a powerful worldwide distribution organization for V&S and our leading international brand ABSOLUT," said V&S Chief Executive Officer Peter Lagerblad. "We have secured a larger part of the value chain and V&S is also now in a position to have greater influence over the distribution of its products. Our objective is to use these new distribution arrangements as a platform to become one of the leading international spirits companies."

The partners also announced that Michael P. Donohoe, Jim Beam Brands' Senior Vice President for Sales & Marketing, will be Chief Executive Officer of Future Brands LLC. Jim Beam Brands will handle distribution of ABSOLUT in the transition period between the termination of Vin & Sprit's current distribution arrangements and the establishment of the joint venture. The joint venture will be headquartered in Deerfield, IL, the home of Jim Beam Brands.

The agreement announced today is subject to certain conditions and is expected to close soon after the necessary regulatory approvals.

                                     * * *

About Fortune Brands

Fortune Brands, Inc. is a consumer products company with annual sales exceeding $5.8 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft and Schrock cabinets, Master locks and Waterloo tool storage sold by units of MasterBrand Industries, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, Whyte & Mackay Scotch and Geyser Peak and Canyon Road wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Day-Timer, Swingline, Kensington and Wilson Jones sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.


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

Fortune Brands' Jim Beam Brands Unit
& Maker of Absolut Vodka Join Forces, Page 4


About Vin & Sprit

Vin & Sprit is the global spirits and wine company that owns and distributes a portfolio of established spirits and wine brands, including ABSOLUT vodka. V&S's year 2000 sales exceeded $570 million. Founded in 1917, the company is based in Stockholm, Sweden and has 1,400 employees.

ABSOLUT, the world's third largest premium spirits brand, is now sold in 125 markets with worldwide sales of more than 7 million cases, 4.5 million of which are in the United States. Since beginning exports of Absolut in 1979, V&S has grown the brand into the #1 imported vodka in America. The award-winning advertising and marketing campaign of ABSOLUT continues to break new ground in communicating the brand's core values of clarity, simplicity and perfection.

V&S's strategic focus is to expand its global competitive position by enhancing its strong base in the Nordic countries, building on the unique market position of ABSOLUT, marketing other international premium brands and seeking strong local distribution in specific European markets.

For more information, please visit www.vinsprit.se or www.absolut.com.

About Maxxium

Maxxium is a premium spirits and wine brand sales and distribution joint venture established in 1999 by the Jim Beam Brands Worldwide unit of Fortune Brands, Remy Cointreau, the French spirits producer, and Highland Distillers Ltd., the Scotch Whisky producer. Maxxium provides distribution for its partners in most of the major markets for premium imported spirits outside the United States. With operations in more than 60 countries, Maxxium's year 2000 sales were approximately 16 million cases, or 1.5 billion Euros.

For more information, please visit www.maxxium.com.

                                     * * *

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, challenges in the integration of acquisitions and joint ventures, risks associated with the Company's implementation of strategic options for ACCO World Corporation, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

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